Exhibit 10.39.1
AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement, dated as of February 23, 1999, amends the Employment Agreement, dated as of August 20, 1997, between Northeast Utilities ("NU") and Michael G. Morris, as follows:

A.	The phrase "a Termination upon Change of Control, as defined in Section
6.1(f)" in Section 1.9 of the Employment Agreement is amended to read "a
Change of Control, as defined in Section 6.1(c)".

B.	Section 6.1(f) is amended to read in its entirety as follows:

(f) "Termination upon a Change of Control" shall mean a Termination of Employment during the period beginning on the earlier of (a) approval by the shareholders of NU of a Change of Control or (b) consummation of a Change of Control and, in either case, ending on the second anniversary of the consummation of the transaction that constitutes the Change of Control (or if such period started on shareholder approval and after such shareholder approval the Board abandons the transaction, on the date the Board abandoned the transaction) either:

(i) initiated by the Company for any reason other than Executive's (w) disability, as described in Section 5.1 hereof, (x) death, (y) retirement on or after attaining age 65, or (z) "cause," as defined in Section 5.3 hereof, or

(ii) initiated by Executive (A) upon any failure of the Company materially to comply with and satisfy any of the terms of this Agreement, including any significant reduction by the Company of the authority, duties or responsibilities of Executive, any reduction of Executive's compensation or benefits due hereunder, or the assignment to Executive of duties which are materially inconsistent with the duties of Executive's position as defined in
Section 1.2 above, or (B) if Executive is transferred, without Executive's written consent, to a location that is more than 50 miles from Executive's principal place of business immediately preceding such approval or consummation; provided, that the imposition on Executive following a Change of Control of a limitation of Executive's scope of authority such that Executive's responsibilities relate primarily to a company or companies whose common equity is not publicly held shall be considered a "significant reduction by the Company of the authority, duties or responsibilities of Executive" for purposes hereof.

C.	Section 6.4(c) of the Employment Agreement is deleted, and the following paragraph is added at the beginning of Section 6.4:

Upon the occurrence of a Change of Control, unless the Compensation Committee of the Northeast Utilities Board of Trustees is comprised of the same members as those on the Committee immediately before the Change of Control and determines otherwise, (i) the Option and any subsequent stock option grants previously granted to Executive, to the extent not already vested prior to such occurrence, shall be fully vested and immediately exercisable as if Executive had satisfied all requirements as to exercise, including the right of exercise where appropriate within 36 months of such occurrence, and if the Change of Control results in the Voting Securities of NU ceasing to be traded on a national securities exchange or through the national market system of the National Association of Securities Dealers Inc., the price at which the Option shall be exercised shall be the average of the closing prices for the five trading days preceding the day such Voting Securities cease trading; and
(ii) if the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), that portion of the Option that has not been exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation. Notwithstanding the foregoing, such Committee (if comprised of the same members as those on the Committee immediately before the Change of Control) may require Executive to surrender the remainder of the Option in exchange for a payment by the Company, in cash or common shares as determined by the Committee, in an amount equal to the amount by which the then fair market value of the common shares subject to the Option exceeds $9.625 per share, or, after giving Executive an opportunity to exercise the Option, terminate the Option at such time as the Committee deems appropriate.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment as of the day and year first above written.

	NORTHEAST UTILITIES
/s/Michael G. Morris
							By/s/Cheryl Grise
							Senior Vice President, Secretary
							and General Counsel
3/3/99						3/3/99